Exhibit 10.2

DIRECTOR AGREEMENT

THIS DIRECTOR AGREEMENT (the “Agreement”) is made effective as of the 7th day of October, 2024, and is by and between Alpha Modus Holdings, Inc., a Delaware corporation formerly known as Insight Acquisition Corp. (hereinafter referred to as the “Company”), and Greg Richter (hereinafter referred to as the “Director”).

WHEREAS, it is essential to the Company to retain and attract as directors the most capable persons available to serve on the board of directors of the Company (the “Board”).

WHEREAS, the Board believes that Director possesses the necessary qualifications and abilities to serve as a director of the Company and desires to appoint the Director to fill an existing vacancy on the Board and to perform the duties of an Director.

WHEREAS the Director desires to be so appointed for such position and to perform the duties required of such position in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration for the above recited promises and the mutual promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Director hereby agree as follows:

1. DUTIES.

a. The Director will serve as a director of the Company and perform all duties as a director of the Company, including without limitation (a) attending meetings of the Board, likely to occur quarterly on an in-person basis or more frequently by telephone and (b) serving, if requested, on one or more committees of the Board (each a “Committee”) and attending meetings of each Committee of which Director is a member. In fulfilling his responsibilities as a director of the Company, Director agrees that he shall act honestly and in good faith with a view to the best interests of the Company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

b. The Director will perform such duties described herein in accordance with the applicable laws and rules and regulations pertaining to the Director’s performance hereunder.

c. The Director will at all times act as a fiduciary in the service and best interests of the Company and its stockholders. In addition, the Director agrees to (i) provide, as reasonably and timely requested, all information regarding himself or herself as the Company requires to satisfy its disclosure obligations under applicable securities laws; (ii) timely file with the Securities and Exchange Commission all reports and schedules required of the Director in his or her personal capacity by virtue of his or her relationship with the Company (e.g. Forms 3, 4 and 5 as contemplated by Section 16(a) of the Securities Exchange Act of 1934), provided that the Company shall prepare, at its expense, such reports and schedules for the review of the Director and, following review and approval by the Director and his advisors, file such reports and schedules.

2. [RESERVED].

3. TERM. The term of this Agreement (the “Directorship Term”) shall commence as of the date of the Director’s appointment by the Board of Directors of the Company and shall continue until the next annual meeting of the stockholders, or until the Director’s removal or resignation.

4. COMPENSATION. For all services to be rendered by the Director in any capacity hereunder, the Company and Director agree as follows:

a. For all services rendered by Director pursuant to this Agreement, the Company agrees to pay the Director shares of Company common stock equivalent to a payment of $100,000 per annum, payable quarterly on the first day of each fiscal quarter beginning July 1, 2024, valued based on the closing price listed on the NASDAQ Exchange as of the date of closing of the business combination with Alpha Modus, Corp. Such stock will be considered restricted stock under the Securities Act of 1933, and Rule 144 promulgated thereunder. In addition, the Company agrees to pay the Director a $25,000 per annum additional fee for serving on two (2) board Committees (the Audit Committee and the Nominating and Corporate Governance Committee). For clarity, total annual compensation payable to the Director in common stock of the Company shall equal $125,000.

b. NO OTHER BENEFITS OR COMPENSATION. Director acknowledges and agrees that he/she is not granted and is not entitled to any other benefits or compensation from the Company for the services provided under this Agreement.

c. POTENTIAL FUTURE INCREASES IN COMPENSATION. The Director’s compensation shall be increased by (i) $25,000 per annum upon the Company’s achievement of each $5.0 million increase in revenue over a 12 month period. Upon the achievement of each revenue increase milestone above, the Director may elect to receive up to 50% of total annual compensation in cash.

5. EXPENSES. In addition to the compensation provided in paragraph 4, the Company will reimburse in cash the Director for reasonable travel costs associated with attending four Board of Director meetings each year, as well as other pre-approved reasonable business related expenses incurred in good faith in the performance of the Director’s duties for the Company. Such payments shall be made promptly by the Company upon submission by the Director of a signed statement itemizing the expenses incurred. Such statement shall be accompanied by sufficient documentary matter to support the expenditures.

6. LIMITATION OF LIABILITY. In no event shall the Director be individually liable or have personal recourse to the Company or its stockholders for any damages for breach of fiduciary duty as a Director of the Company, unless Director’s act or failure to act involves intentional gross misconduct, fraud, criminal acts or a knowing violation of law.

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7. D&O INSURANCE. The Company will maintain a policy or policies of Director and Officer (D&O) liability insurance, and the Director acknowledges this fact. Upon the Company’s receipt of D&O liability insurance coverage, the Director shall be included as an additional insured under such D&O insurance policy.

8. DIRECTOR COVENANTS:

a. Unauthorized Disclosure. The Director agrees and understands that in the Director’s position with the Company, the Director will have, has been and will be exposed to and receive information relating to the confidential affairs of the Company, including, but not limited to, technical information, business and marketing plans, strategies, customer information, other information concerning the Company’s products, promotions, pricing, sourcing, development, financing, expansion plans, business policies and practices, and other forms of information considered by the Company to be confidential and in the nature of trade secrets. The Director agrees that during the Directorship Term and thereafter, the Director will keep such information confidential and will not disclose such information, either directly or indirectly, to any third person or entity without the prior written consent of the Company, or use such information for his or her own benefit or for the benefit of any third person; provided, however, that the Director may, after giving prior notice to the Company to the extent practicable under the circumstances, disclose such information to the extent required by applicable laws or governmental regulations or judicial or regulatory process. Upon termination of the Directorship Term, the Director will promptly return to the Company and/or destroy at the Company’s direction all property, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, technical data, other product or document, and any summary or compilation of the foregoing, in whatever form, including, without limitation, in electronic form, which has been produced by, received by or otherwise submitted to the Director in the course or otherwise as a result of the Director’s position with the Company during or prior to the Directorship Term.

b. [Reserved].

c. Insider Trading Guidelines. Director agrees to comply with any policies adopted by the Company that are applicable to directors, such as an Insider Trading Policy approved by the Company’s Board of Directors.

d. Remedies. The Director agrees that any breach of the terms of this Section 8 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Director therefore also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Director and/or any and all entities acting for and/or with the Director, without having to prove damages or paying a bond, in addition to any other remedies to which the Company may be entitled at law or in equity. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including, but not limited to, the recovery of damages from the Director.

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e. Survival. The provisions of this Section 8 shall survive any termination of the Directorship Term, and the existence of any claim or cause of action by the Director against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this Section 8.

9. TERMINATION. With or without cause, either party may terminate this Agreement at any time upon thirty (30) days written notice, and the Company shall be obligated to pay to the Director the compensation and expenses due up to the date of the termination. Nothing contained herein or omitted herefrom shall prevent the shareholder(s) of the Company from removing the Director with immediate effect at any time for any reason.

10. INDEMNIFICATION AGREEMENT. The parties shall enter into the indemnification agreement in the form attached hereto as Exhibit A.

11. EFFECT OF WAIVER. The waiver by either party of the breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

12. NOTICES. All notices must be in writing. A notice may be delivered to a party at the address that follows a party’s signature BELOW or to a new address that a party designates in writing. A notice may be delivered in person, by certified mail, or by overnight courier.

13. GOVERNING LAW. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of Delaware without reference to that state’s conflicts of laws principles.

14. ASSIGNMENT. The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of the Director under this Agreement are personal and therefore the Director may not assign any right or duty under this Agreement without the prior written consent of the Company.

15. MISCELLANEOUS. If any provision of this Agreement shall be declared invalid or illegal, for any reason whatsoever, then, notwithstanding such invalidity or illegality, the remaining terms and provisions of this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

16. PARAGRAPH HEADINGS. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

18. ENTIRE AGREEMENT. Except as provided elsewhere herein, this Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party to this Agreement with respect to such subject matter.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Director Agreement to be duly executed and signed effective as of the day and year first above written.

THE COMPANY:

/s/ William Alessi
William Alessi
Chief Executive Officer

THE DIRECTOR:

/s/ Greg Richter
Individually
Greg Richter

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EXHIBIT A

Indemnification Agreement

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INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”), dated effective as of October 7, 2024, is made by and between Alpha Modus Hildings, Inc, a Delaware corporation (the “Corporation”), and Greg Richter (the “Indemnitee”).

PREMISES

A. The Corporation desires to provide for indemnification of the Corporation’s directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (collectively, “Delaware Law”).

B. The parties recognize the continued difficulty in obtaining liability insurance for the Corporation’s directors, officers, employees, stockholders, controlling persons, agents, and fiduciaries, the significant increases in the cost of such insurance, and the general reductions in the coverage of such insurance. Furthermore, the parties further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, controlling persons, stockholders, agents, and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance have been severely limited.

C. Indemnitee does not regard the current protection available under the Articles of Incorporation of the Corporation, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time (as amended, the “Articles”), and the Bylaws of the Corporation (the “Bylaws”) as adequate under the present circumstances, and Indemnitee and other directors, officers, employees, stockholders, controlling persons, agents, and fiduciaries of the Corporation may not be willing to serve in such capacities without additional protection. Moreover, the Corporation (i) desires to attract and retain the involvement of highly qualified persons, such as Indemnitee, to serve the Corporation and, in part, in order to induce Indemnitee to be involved with the Corporation, (ii) wishes to provide for the indemnification and advancing of expenses to Indemnitee to the maximum extent permitted by law, and (iii) wishes to assure Indemnitee that there will be increased certainty of adequate protection in the future.

D. In addition to any insurance purchased by the Corporation on behalf of Indemnitee, it is reasonable, prudent, and necessary for the Corporation to obligate itself contractually to indemnify Indemnitee so that he may remain free from undue concern that he will not be adequately protected both during his service as an executive officer and a director of the Corporation and following any termination of such service.

E. This Agreement is a supplement to and in furtherance of the Articles and Bylaws and shall not be deemed a substitute therefor or to abrogate any rights of Indemnitee thereunder.

F. The directors of the Corporation have duly approved this Agreement and the indemnification provided herein with the express recognition that the indemnification arrangements provided herein exceed that which the Corporation would be required to provide pursuant to Delaware Law.

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AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree as follows:

1. Definitions. As used in this Agreement:

(a) A “Change in Control” means the occurrence of any of the following events:

(i) any Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Corporation representing 20% or more of the Corporation’s then outstanding voting securities unless the change in relative beneficial ownership of the Corporation’s securities by any person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;

(ii) the consummation of a reorganization, merger or consolidation, unless immediately following such reorganization, merger or consolidation, all of the beneficial owners of the voting securities of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the entity resulting from such transaction;

(iii) during any period of two consecutive years, not including any period prior to the execution of this Agreement, individuals who at the beginning of such period constituted the Board of Directors (the “Board”) (including for this purpose any new directors whose election by the Board or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board; or

(iv) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets.

(b) The term “Indemnifiable Matter” means any event, occurrence, status, or condition that takes place either prior to or after the execution of this Agreement, including any threatened, pending, or completed action, suit, proceeding or alternative dispute resolution activity, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative, or investigative nature, in which Indemnitee was, is, or believes might be involved as a party, witness, or otherwise (except any of the foregoing initiated by Indemnitee pursuant to Section 16(a) to enforce Indemnitee’s rights under this Agreement), by reason of the fact, in whole or in part, that Indemnitee is or was actually or allegedly a director, officer, agent, or advisor of the Corporation; by reason of any action actually or allegedly taken by him or of any inaction or omission on his part while acting as a director, officer, agent, or advisor of the Corporation; by reason of the registration, offer, sale, purchase, or ownership of any securities of the Corporation; by reason of any duty owed to, respecting, or in connection with the Corporation; or by reason of the fact, in whole or in part, that he is or was actually or allegedly serving at the request of the Corporation as a director, officer, employee, agent, or advisor of another corporation, partnership, joint venture, trust, limited liability company, or other entity or enterprise, in each case whether or not he is acting or serving in any such capacity at the time any loss, liability, or expense is incurred for which indemnification or reimbursement can be provided under this Agreement and even though Indemnitee may have ceased to serve in such capacity.

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(c) The term “Indemnitee” shall include the Indemnitee named in the first paragraph of this Agreement and such Indemnitee’s actual or alleged alter egos, spouse, family members, and corporations, partnerships, limited liability companies, trusts, and other enterprises or entities of any form whatsoever under the control of any of the foregoing, and the property of all of the foregoing. The term “control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract, or otherwise, as interpreted under the Securities Act of 1933 or the Securities Exchange Act of 1934.

(d) Except as provided in Section 15, the term “Independent Counsel” shall mean an attorney, law firm, or member of a law firm, who (or which) is licensed to practice law in the state of Delaware and is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (i) the Corporation or Indemnitee in any other matter material to either such party; or (ii) any other party to the Indemnifiable Matter giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. From time to time, the Corporation may select and preapprove the names of persons or law firms that it deems qualified as Independent Counsel under the foregoing criteria. Further, at the request of Indemnitee, the Corporation shall review the qualifications and suitability under the foregoing criteria of persons or law firms selected by Indemnitee and preapprove them as Independent Counsel if they meet the foregoing criteria. An Independent Counsel that has already been preapproved by the board of directors may be appointed as Independent Counsel without any further evaluation, so long as such prospective Independent Counsel continues, as determined by the board of directors, to remain independent.

(e) The term “Losses” means any and all losses, claims, damages, expenses, liabilities, judgments, fines, penalties and actions in respect thereof, as they are incurred, against Indemnitee in connection with an Indemnifiable Matter; amounts paid by Indemnitee in settlement of an Indemnifiable Matter; any indirect, consequential, or incidental damages suffered or incurred by Indemnitee; and all attorneys’ fees and disbursements, accountants’ fees and disbursements, private investigation fees and disbursements, retainers, court costs, payments of attachment, appeal or other bonds or security, transcript costs, fees of experts, fees and expenses of witnesses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses reasonably incurred by or for Indemnitee in connection with prosecuting, defending, preparing to prosecute or defend, investigating, appealing, or being or preparing to be a witness in any threatened or pending Indemnifiable Matter or establishing Indemnitee’s right or entitlement to indemnification for any of the foregoing.

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(f) Reference to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee, agent, or advisor with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

(g) The term “substantiating documentation” shall mean copies of bills or invoices for costs incurred by or for Indemnitee, or copies of court or agency orders, decrees, or settlement agreements, as the case may be, accompanied by a declaration, which need not be notarized, from Indemnitee that such bills, invoices, court or agency orders, decrees, or settlement agreements represent costs or liabilities meeting the definition of “Losses” herein.

2. Indemnity of Indemnitee. The Corporation hereby agrees to indemnify, protect, defend and hold harmless Indemnitee against any and all Losses incurred by reason of the fact that Indemnitee is or was a director, officer, agent, or advisor of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or advisor of another corporation, partnership, joint venture, trust, limited liability company, or other entity or enterprise, to the fullest extent permitted by Delaware Law. The termination of any Indemnifiable Matter by judgment, order of the court, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee is not entitled to indemnification, and with respect to any criminal proceeding, shall not create a presumption that such person believed that his conduct was unlawful. The indemnification provided herein shall be applicable whether or not the breach of any standard of care or duty, including a breach of a fiduciary duty, of the Indemnitee is alleged or proven, except as limited by Section 3 herein. Notwithstanding the foregoing, in the case of any Indemnifiable Matter brought by or in the right of the Corporation, Indemnitee shall not be entitled to indemnification for any claim, issue, or matter as to which Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom (a “Final Adjudication”), to be liable to the Corporation or for amounts paid in settlement to the Corporation unless, and only to the extent that, the court in which the Indemnifiable Matter was brought or another court of competent jurisdiction determines, on application, that in view of all the circumstances, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. Limit on Indemnification. Notwithstanding any breach of any standard of care or duty, including breach of a fiduciary duty, by the Indemnitee, and subject to the restrictions under Delaware Law, the Corporation shall indemnify Indemnitee except when a Final Adjudication establishes that Indemnitee’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of law and were material to the cause of action.

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4. Choice of Counsel. Indemnitee shall be entitled to employ and be reimbursed for the fees and disbursements of counsel separate from that chosen by any other person or persons whom the Corporation is obligated to indemnify with respect to the same or any related or similar Indemnifiable Matter.

5. Advances of Losses. Losses (other than judgments, penalties, fines, and settlements) incurred by Indemnitee shall be paid by the Corporation, in advance of the final disposition of the Indemnifiable Matter, within 10 days after receipt of Indemnitee’s written request accompanied by substantiating documentation.

6. Officer and Director Liability Insurance. The Corporation shall, from time to time, make the good faith determination whether or not it is practicable for the Corporation to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Corporation with coverage for losses, or to ensure the Corporation’s performance of its indemnification obligations under this Agreement. Among other considerations, the Corporation will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. The Corporation shall consult with and be heard by Indemnitee in connection with the Corporation’s actions hereunder. In all policies of director and officer liability insurance, (a) Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Corporation’s directors, if Indemnitee is a director, or of the Corporation’s officers, if Indemnitee is not a director of the Corporation but is an officer; and (b) the policy shall provide that it shall not be cancelled or materially modified without 30 days’ prior written notice to Indemnitee. Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain such insurance if the Corporation determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Corporation.

7. Indemnification Trust Fund or Other Financial Arrangements. Pursuant to Delaware Law, the Corporation may establish an indemnification trust fund or make other financial arrangements acceptable to Indemnitee for Indemnitee’s benefit. Indemnitee shall be an intended third-party beneficiary of any such fund or arrangement, with the right, power, and authority of the Indemnitee to sue for, enforce, and collect the same, in the name, place, and stead of the Corporation or otherwise, for Indemnitee’s benefit. Such fund or other arrangements shall be available to Indemnitee for payment of Losses upon the Corporation’s failure, inability, or refusal to pay Losses incurred by the Indemnitee.

8. Right of Indemnitee to Indemnification upon Application; Selection of Independent Counsel; Procedure upon Application.

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(a) Any application for indemnification under this Agreement, other than when Losses are paid in advance of any final disposition pursuant to Section 5 hereof, shall be submitted to the board of directors. If a quorum of the board of directors were not parties to the action, suit, proceeding or other matter, a majority of the directors who were not parties to the action, suit, proceeding or other matter may determine whether indemnification of the applicant is not prohibited by law or may have such determination made by Independent Counsel in a written decision. If a quorum of the board directors who were not parties to the action cannot be obtained, the board of directors shall have such determination made by Independent Counsel in a written decision. Notwithstanding the foregoing, however, the board of directors may under any circumstances submit the determination of whether indemnification is proper in the circumstances to the stockholders. The board of directors shall respond to a request for indemnification or initiate the process of submitting the determination to the stockholders within 45 days after receipt by the Corporation of the written application for indemnification.

(b) If required, Independent Counsel shall be selected by the board of directors, and the Corporation shall give written notice to Indemnitee advising him of the identity of Independent Counsel so selected. Indemnitee may, within seven days after such written notice of selection shall have been given, deliver to the Corporation a written objection to such selection. Such objection may be asserted only on the ground that Independent Counsel so selected does not meet the requirements of “Independent Counsel,” as defined in Section 1, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written objection to the Independent Counsel selected, the Corporation has failed to identify a replacement Independent Counsel, the Indemnitee may petition any court of competent jurisdiction for resolution of any objection that shall have been made by Indemnitee to the Corporation’s selection of Independent Counsel and for appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with its fees and expenses incident to the procedures of this Section 8 regardless of the manner in which such Independent Counsel was selected or appointed.

(c) The right to indemnification or advances as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or Independent Counsel) to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances, nor an actual determination by the Corporation (including its board of directors or Independent Counsel) that indemnification is not proper in the circumstances, shall be a defense to the action, suit, proceeding, or other matter or create a presumption that indemnification is not proper in the circumstances.

9. Notice to Insurers. If, at the time of the receipt of an application for indemnification pursuant to Section 2 hereof or a request for advances of Losses pursuant to Section 5 hereof, the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of the commencement of such Indemnifiable Matter to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Indemnifiable Matter in accordance with the terms of such policies.

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10. Undertaking by Indemnitee. Indemnitee hereby undertakes to repay to the Corporation any advances of Losses pursuant to this Agreement to the extent that it is ultimately determined pursuant to a Final Adjudication that Indemnitee is not entitled to indemnification.

11. Indemnification Hereunder Not Exclusive. The indemnification and advancement of Losses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Articles or Bylaws, the Delaware Law, any policy or policies of directors’ and officers’ liability insurance, any other agreement, any vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office (together, “Other Indemnification”). However, Indemnitee shall reimburse the Corporation for amounts paid to him under Other Indemnification and not under this Agreement in an amount equal to any payments received pursuant to such Other Indemnification, to the extent such payments duplicate any payments received pursuant to this Agreement.

12. Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee is a director, officer, employee, agent, or advisor of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee, agent, or advisor of another corporation, partnership, joint venture, trust, limited liability company, or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible Indemnifiable Matter.

13. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of Losses, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Losses to which Indemnitee is entitled.

14. Settlement of Claims. The Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Indemnifiable Matter effected without the Corporation’s written consent. The Corporation shall not settle any Indemnifiable Matter in any manner that would impose any penalty or limitation on Indemnitee’s rights under this Agreement without Indemnitee’s written consent. Neither the Corporation nor Indemnitee will unreasonably withhold its consent to any proposed settlement. The Corporation shall not be liable to indemnify Indemnitee under this Agreement with regard to any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

15. Change in Control.

(a) Notwithstanding the provisions of Section 6, any provision for the benefit of officers and directors existing immediately prior to a Change in Control, including officer and director liability insurance, an indemnification trust fund or other financial arrangements, shall be maintained for so long as Indemnitee is subject to any Indemnifiable Matter. In the case of officer and director liability insurance, such insurance shall be maintained with the same scope and amount of coverage, with no larger deductible or retention amounts, and otherwise on the same terms and conditions as were in effect immediately prior to such Change in Control unless such coverages, terms and conditions are no longer available.

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(b) With respect to all matters thereafter arising concerning the rights of Indemnitee to payments of Losses under this Agreement or any other agreement, or under the Articles or Bylaws as now or hereafter in effect, independent counsel shall be selected by the Indemnitee and approved by the Corporation (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Corporation and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under Delaware Law as determined in accordance with Section 16(d). The Corporation agrees to abide by such opinion and to pay the reasonable fees of the independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

16. Enforcement.

(a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Corporation hereby in order to induce Indemnitee to serve as a director or officer of the Corporation, and acknowledges that Indemnitee is relying upon this Agreement in continuing as a director or officer. The Corporation shall be precluded from asserting in any action commenced pursuant to this Section 16 that the procedures and presumptions in this section are not valid, binding and enforceable and shall stipulate in any such judicial proceedings that the Corporation is bound by all of the provisions of this Agreement.

(b) In any action commenced pursuant to this Section 16, Indemnitee shall be presumed to be entitled to indemnification and advancement of Losses in accordance with Section 5 under this Agreement, as the case may be, and the Corporation shall have the burden of proof in overcoming such presumption and must show by clear and convincing evidence that Indemnitee is not entitled to indemnification or advancement of Losses, as the case may be.

(c) The execution of this Agreement shall constitute the Corporation’s stipulation by which it shall be irrevocably bound in any action by Indemnitee for enforcement of Indemnitee’s rights hereunder that the Corporation’s obligations set forth in this Agreement are unique and special, and that failure of the Corporation to comply with the provisions of this Agreement will cause irreparable and immediate injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy Indemnitee may have at law or in equity respecting a breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Corporation of its obligations under this Agreement.

(d) In the event that Indemnitee shall deem it shall be necessary or desirable to retain legal counsel and/or incur other costs and expenses in connection with the interpretation or enforcement of any or all of Indemnitee’s rights under this Agreement, Indemnitee shall be entitled to recover from the Corporation, and the Corporation shall indemnify Indemnitee against, any and all fees, costs, and expenses (of the types described in the definition of Losses in Section 1(b)) incurred by Indemnitee in connection with the interpretation or enforcement of said rights. The Corporation shall make payment to the Indemnitee at the time such fees, costs, and expenses are incurred by Indemnitee. If, however, the Indemnitee does not prevail in such action under this Section 16, Indemnitee shall repay any and all such amounts to the Corporation. If it shall be determined in an action pursuant to this Section 16 that Indemnitee is entitled to receive part but not all of the indemnification or advancement of fees, costs, and expenses or other benefit sought, the expenses incurred by Indemnitee in connection with an action pursuant to this Section 16 shall be equitably allocated between the Corporation and Indemnitee. Notwithstanding the foregoing, if a Change in Control shall have occurred, Indemnitee shall be entitled to indemnification under this Section 16 regardless of whether Indemnitee ultimately prevails in such judicial adjudication or arbitration. This Section 16(b) is not subject to the provisions of Section 8.

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17. Governing Law; Binding Effect; Amendment and Termination; Construction.

(a) This Agreement shall be interpreted and enforced in accordance with Delaware Law.

(b) This Agreement shall be binding upon the Corporation, its successors and assigns, and shall inure to the benefit of Indemnitee such Indemnitee’s actual or alleged alter egos, spouse, family members, and corporations, partnerships, limited liability companies, trusts, and other enterprises or entities of any form whatsoever under the control of any of the foregoing, the property of all of the foregoing, and the successors and assigns of all of the foregoing.

(c) No amendment, modification, termination, or cancellation of this Agreement shall be effective unless in writing signed by the Corporation and Indemnitee.

(d) This Agreement shall be construed liberally in favor of the Indemnitee to the fullest extent possible under Delaware Law, even if such indemnification is not specifically authorized by this Agreement or any other agreement, the Articles or Bylaws, or by Delaware Law. In the event Delaware Law is changed after the date of this Agreement, through statutory amendment, judicial interpretation, administrative regulations or otherwise, to allow additional indemnification or to remove or restrict current limitations on indemnification, this Agreement shall be deemed to be amended and reformed so that Indemnitee shall enjoy by this Agreement the greater benefits of such change. In the event of any change in Delaware Law that narrows or restricts the right of a Delaware corporation to indemnify Indemnitee, such change, to the extent not otherwise required by Delaware Law to be applied to Indemnitee in the relevant circumstances, shall have no effect on this Agreement or the rights and obligations of the parties hereunder.

18. Mutual Acknowledgement; Federal Preemption. Notwithstanding anything to the contrary herein, both the Corporation and Indemnitee acknowledge and agree that in certain instances, federal law or applicable public policy may prohibit the Corporation from indemnifying its directors and officers under this Agreement or otherwise. Such instances include, but are not limited to, the Securities and Exchange Commission’s prohibition on indemnification for liabilities arising under certain federal securities laws. Indemnitee understands and acknowledges that the Corporation has undertaken, or may be required in the future to undertake with the Securities and Exchange Commission, to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation’s right under public policy to indemnify Indemnitee.

19. Severability. If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable:

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(a) the validity, legality, and enforceability of the remaining provisions of this Agreement shall not be in any way affected or impaired thereby; and

(b) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

Each section of this Agreement is a separate and independent portion of this Agreement. If the indemnification to which Indemnitee is entitled as respects any aspect of any claim varies between two or more sections of this Agreement, that section providing the most comprehensive indemnification shall apply.

20. Notice. Any notice, demand, request, or other communication permitted or required under this Agreement shall be in writing and shall be deemed to have been given as of the date so delivered, if personally served; as of the date so sent, if transmitted by facsimile and receipt is confirmed by the facsimile operator of the recipient; as of the date so sent, if sent by electronic mail and receipt is acknowledged by the recipient; one day after the date so sent, if delivered by overnight courier service; or three days after the date so mailed, if mailed by certified mail, return receipt requested, addressed as follows:

If to the Corporation:	Alpha Modus Holdings, Inc.
20311 Chartwell Center Drive, #1469
Cornelius, NC 28031

If to Indemnitee, to:	Greg Richter
[redacted]

or such other addresses, facsimile numbers, or electronic mail address as shall be furnished in writing by any party in the manner for giving notices hereunder.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective on and as of the day and year first above written.

Corporation:

By:	/s/ William Alessi
William Alessi
Chief Executive Officer

Indemnitee:

/s/ Greg Richter
Greg Richter